                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         KEY PRODUCTION COMPANY, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                             ---------------------
                                      KEY
                             ---------------------
                                  PRODUCTION
                                 COMPANY, INC.
                             ---------------------

                         SUITE 2050 ONE NORWEST CENTER
                              1700 LINCOLN STREET
                          DENVER, COLORADO 80203-4520
                                                                    May 1, 1996

To Our Stockholders:

   You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Key Production Company, Inc., to be held on Thursday, June 20, 1996, at 2:00 p.m., in the John D. Hershner Room, located at One Norwest Center, 1700 Lincoln Street, Denver, Colorado.

   Stockholders will vote upon the election of directors and will consider and act upon any other business which properly comes before the meeting. Management will also give a brief report on the operations and direction of the Company. I hope you will be able to attend.

   Whether or not you plan to attend the meeting, please be sure to sign, date and return your proxy card as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                               [SIGNATURE OF F. H. MERELLI APPEARS HERE]
                                       F. H. Merelli
                                       Chairman, President and Chief
                                        Executive Officer

                             ---------------------
                                      KEY
                             ---------------------
                                  PRODUCTION
                                 COMPANY, INC.
                             ---------------------

                         SUITE 2050 ONE NORWEST CENTER
                              1700 LINCOLN STREET
                          DENVER, COLORADO 80203-4520

                                  ----------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 1996

                                  ----------

                                                                    May 1, 1996

To The Stockholders Of Key Production Company, Inc.:

   The annual meeting of stockholders of Key Production Company, Inc., a Delaware corporation, will be held on Thursday, June 20, 1996, at 2:00 p.m. local time in the John D. Hershner Room, located at One Norwest Center, 1700 Lincoln Street, Denver, Colorado for the following purposes:

   1.  To elect three directors; and

   2. To transact any other business which properly comes before the meeting or any adjournment thereof.

   All stockholders of record on the Company's transfer books as of the close of business on April 24, 1996, are entitled to vote at the meeting. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Key Production Company, Inc. stockholder at the Company's principal executive offices in Denver, Colorado for purposes relevant to the annual meeting, during normal business hours for a period of ten days prior to the annual meeting.

   Please read the attached proxy statement carefully. PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AUTHORIZING REPRESENTATIVES OF THE COMPANY'S MANAGEMENT TO VOTE ON YOUR BEHALF AT THE MEETING.


                                       By order of the Board of Directors

                                       KEY PRODUCTION COMPANY, INC.

                               [SIGNATURE OF MONROE W. ROBERTSON APPEARS HERE]

                                       Monroe W. Robertson
                                       Senior Vice President and Secretary

                             ---------------------
                                      KEY
                             ---------------------
                                  PRODUCTION
                                 COMPANY, INC.
                             ---------------------

                         SUITE 2050 ONE NORWEST CENTER
                              1700 LINCOLN STREET
                          DENVER, COLORADO 80203-4520

                                  ----------

                                PROXY STATEMENT

                                  ----------

                                                                    May 1, 1996

   This proxy statement and accompanying proxy card support a proxy solicitation on behalf of the board of directors of Key Production Company, Inc. (Key or the Company) for use at the June 20, 1996, annual meeting of stockholders and at any adjournment of that meeting. This proxy statement and form of proxy will be sent to stockholders beginning approximately May 1, 1996.

   The proxy card, when properly signed, dated and returned to the Company, will be voted by the proxies at the annual meeting as directed. Proxy cards returned without direction about business to be transacted at the meeting will be voted in favor of the nominees for director proposed by management and the proxies will use their best judgement regarding other matters that properly come before the meeting. The Company is not aware of any matters, other than those discussed in this proxy statement, that will be presented at the meeting.

   The Company can conduct business at the meeting only if holders of a majority of the total outstanding shares of common stock entitled to vote are present, either in person or by proxy. The election of directors at the meeting shall be determined by plurality vote. The Company's principal executive offices are located at 1700 Lincoln Street, Suite 2050, Denver, Colorado, 80203-4520.

                             REVOCABILITY OF PROXY

   Any stockholder giving a proxy may revoke it at any time prior to the meeting either through submission of a later-dated proxy or by providing notice of revocation to the corporate secretary of the Company at the address set forth above. Stockholders may vote all their eligible shares if they are personally present at the meeting. When a stockholder votes at the meeting, his or her vote will revoke any proxy previously granted by the stockholder.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

   As of April 24, 1996, the record date, 11,616,591 shares of the Company's $.25 par value common stock were outstanding and entitled to vote at the meeting. (The Company entered into a merger transaction effective March 28, 1996, pursuant to which each outstanding share of Brock Exploration Corporation ("Brock") was converted into the right to receive .6897 shares of Key common stock and Brock became a wholly-owned subsidiary of Key. The total outstanding shares set forth above includes Brock shares which are exchangeable for Key shares. The actual number of such shares will be slightly lower as a result of cash payments made in lieu of issuing fractional shares.) Each share entitles the holder thereof to cast one vote for each director to be elected; votes that are withheld will be excluded from the vote and will have no effect. Each share also entitles the holder thereof to cast one vote on each separate matter of business properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on the proposals presented and will have the same effect as a negative vote. Broker non-votes are counted toward a quorum, but are not counted for purposes of determining approval of a matter, except on proposals to amend the Company's Certificate of Incorporation, in which case a broker non-vote will have the same practical effect as a negative vote. Only stockholders of record at the close of business on April 24, 1996, may vote. Stockholders holding shares of Brock common stock, which are exchangeable for Key common stock are considered Key stockholders of record regardless of whether the certificates have been submitted for exchange. Stockholders are not allowed to cumulate votes in the election of directors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table shows the identity of beneficial owners known to the Company to own five percent or more of the Company's common stock as of April 24, 1996. This information is based upon filings made by such persons with the Securities and Exchange Commission or upon information provided to the Company.

           NAME AND ADDRESS OF          AMOUNT AND NATURE OF PERCENT OF CLASS
            BENEFICIAL OWNER            BENEFICIAL OWNERSHIP   OUTSTANDING
           -------------------          -------------------- ----------------
   F.H. Merelli (/1/)                         749,964              6.19%
   1700 Lincoln Street
   Suite 2050
   Denver, Colorado 80203

   BankOne, Trustee of the                    616,355              5.31%
   Lawrence E. Brock, Jr. and
   Lorena Rowan Brock
   Irrevocable Trust (/2/)
   P.O. Box 2050
   Fort Worth, Texas 73713

- --------
(/1/)Mr.Merelli is chairman, president and chief executive officer of the Company. The total number of shares includes options for 500,000 shares. (See "Securities Ownership of Management" below).

(/2/)Mr.and Mrs. Brock are the trust beneficiaries. As Trustee, BankOne has voting and dispositive powers with respect to the shares. In addition to the BankOne shares are the following: a) Lawrence E. Brock, Jr., Trustee for the Lawrence E. Brock, Jr. and Lorena Rowan Brock Trust No. 2A, holds 224,711 shares. As Trustee, Mr. Brock has voting and dispositive powers with respect to the shares. Mr. and Mrs. Brock are the beneficiaries of that trust (b) Lawrence E. Brock, Jr., Trustee of the Lawrence E. Brock, III Trust II, holds 27,588 shares. Mr. Brock, as trustee, has voting and dispositive powers with respect to the shares. Lawrence E. Brock III is the trust beneficiary. Mr. and Mrs. Brock disclaim beneficial ownership of these shares (c) Mr. Lawrence E. Brock, Jr. owns 689 shares held in street name.

SECURITIES OWNERSHIP OF MANAGEMENT

   The following table provides information as of April 24, 1996, regarding the Company's common stock beneficially owned by each director and nominee for director, the Chief Executive Officer and the one other executive officer whose aggregate base salary and bonus for fiscal 1995 exceeded $100,000 (the Named

Executive Officer) and by all directors and executive officers as a group. Except as noted, each beneficial owner has the sole voting and investment power for the shares shown opposite his name.

                                   AMOUNT AND NATURE         PERCENT OF CLASS
    NAME OF BENEFICIAL OWNER    OF BENEFICIAL OWNERSHIP*       OUTSTANDING*
    ------------------------    ------------------------     ----------------
   F.H. Merelli                          749,964 (/1/)(/4/)        6.19%
   Cortlandt S. Dietler                   85,500 (/2/)             0.73%
   Timothy J. Moylan                     105,230 (/2/)             0.90%
   Monroe W. Robertson                   184,964 (/3/)(/4/)        1.57%
   All directors and executive
    officers as a group
    (including the above named
     persons)                          1,276,694 (/5/)            10.18%

- --------
*   Calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(/1/)Includes 151,000 shares held in Mr. Merelli's IRA account and options for 500,000 shares all of which are vested.

(/2/)Includes options for 45,000 shares of common stock all of which are vested.

(/3/)Includes options for 150,000 shares of common stock all of which are vested.

(/4/)Includes 28,964 shares held by Messrs. Merelli and Robertson as Trustees of the Company's 401(k) retirement plan.

(/5/)Includes options for 920,000 shares of common stock, vesting at various dates beginning September 1, 1993.

                             ELECTION OF DIRECTORS
                        (ITEM NO. 1 ON THE PROXY CARD)

   The Company's bylaws provide that the board of directors shall consist of a minimum of three and a maximum of twelve directors. The board of directors has fixed the number of directors at three. Unless directors resign earlier or are removed, their terms are for one year, and continue thereafter until their successors are elected and qualify as directors. The three directors to be elected at this annual meeting of stockholders will serve commencing upon their election and qualification until the annual meeting of stockholders in 1997. Stockholders may not vote for a greater number of directors than the number nominated by the board of directors.

   The present term of all directors, each of whom were elected June 8, 1995, expires in June 1996. Each director has been nominated by the board of directors for election for an additional one-year term. Unless otherwise instructed, the proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted for the election of another person or persons as the proxies, in their discretion, deem appropriate. The proxies cannot be voted for more than three directors. The board of directors knows of no proposed nominee for director who is unwilling or unable to serve.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

             INFORMATION ABOUT NOMINEES FOR ELECTION AS DIRECTORS

   Certain biographical information, including principal occupation and business experience during the last five years, about each nominee for director is set forth below.

   F.H. MERELLI, 60, has been chairman of the board of directors, president and chief executive officer of the Company since September 9, 1992. From July 1991 to September 1992, Mr. Merelli was engaged as a private consultant in the oil and gas industry. Mr. Merelli was president and chief operating officer of Apache Corporation, and president, chief operating officer and a director of Key from June 1988 to July 1991, at which time he resigned from those positions in both companies. He was president of Terra Resources, Inc. from 1979 to 1988.

   CORTLANDT S. DIETLER, 74, is president and chief executive officer of TransMontaigne Oil Company and an advisory director of Panhandle Eastern Corporation. He was chairman of the board and chief executive officer of Associated Natural Gas Corporation from January 1987 and December 1985, respectively, and chairman of the board and chief executive officer of that company's principal operating subsidiary, Associated Natural Gas, Inc. from December 1986 and January 1989, respectively. Effective March 1995, Mr. Dietler resigned from each position with Associated Natural Gas Corporation and its subsidiaries.

   TIMOTHY J. MOYLAN, 39, has been the president and chief executive officer of BelRad Group, Inc., successor to Mainline Enertech, since 1986. He served as chief executive officer and president of Natural Resources Group, Inc. from 1983 to 1990. He is a director of Energy West Corporation.

                   INFORMATION ABOUT STANDING COMMITTEES OF
                      THE BOARD OF DIRECTORS AND MEETINGS

   The board of directors has an audit committee. The audit committee members are Cortlandt S. Dietler and Timothy J. Moylan. The audit committee reviews the Company's independent auditors' audit and review programs and procedures and the scope and results of their examinations. It also examines professional services provided by the auditors and evaluates audit costs and related fees. Additionally, the audit committee reviews the financial statements and the adequacy of the Company's system of internal accounting controls. The audit committee makes recommendations to the board of directors relating to the independent auditors and to their engagement or discharge.

   The board of directors has established a compensation committee for the purpose of determining compensation for executive officers of the Company. During fiscal year 1995, the compensation committee was comprised of Cortlandt
S. Dietler and Timothy J. Moylan.

   Two meetings of the board of directors and one meeting of the audit and compensation committees were held during 1995. Other board action throughout the year was accomplished by written consent. Each incumbent director attended all board meetings and all meetings of committees on which he was a member. The board of directors does not have a nominating committee.

                          INFORMATION ABOUT EXECUTIVE
                            OFFICERS OF THE COMPANY

   Certain biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning F. H. Merelli may be found under the caption "Information About Nominees For Election As Director."

   MONROE W. ROBERTSON, 46, has been with the Company since September 10, 1992. Since February 1994, he served as senior vice president and corporate secretary and prior to that time as vice president and corporate secretary. From August 1988 to July 1992, he was employed by Apache Corporation in various capacities, the most recent of which was director of operational planning. From 1986 to 1988, Mr. Robertson was director of corporate planning for Terra Resources, Inc. From 1973 to 1986, Mr. Robertson was employed by Gulf Oil Corporation.

   CATHY L. ANDERSON, 40, has been controller of the Company since January 15, 1993. From July 1985 to January 1993, Ms. Anderson was employed by Arthur Andersen & Co., a public accounting firm, in various capacities, the most recent of which was audit manager.

   STEPHEN P. BELL, 41, has been vice president--land of the Company since February 2, 1994. From March 1991 to February 1994, he was president of Concord Reserve, Inc., a privately-held independent oil and gas company. He was employed by Pacific Enterprises Oil Company (formerly Terra Resources, Inc.) as mid-continent regional manager from February 1990 to February 1991 and as land manager from August 1985 to January 1990.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning compensation earned in 1995, 1994, and 1993 by the Chief Executive Officer and the Named Executive Officer of the Company.

                                          ANNUAL             LONG-TERM
                                       COMPENSATION        COMPENSATION
                                     ----------------- ---------------------
                                                       SECURITIES UNDERLYING  ALL OTHER
   NAME AND POSITION     FISCAL YEAR SALARY(/1/) BONUS    OPTIONS AWARDED    COMPENSATION
   -----------------     ----------- ----------- ----- --------------------- ------------
F. H. Merelli,              1995      $150,000    --            --              $7,877 (/2/)
 Chairman, President and    1994      $150,000    --            --              $9,645
 Chief Executive Officer    1993      $150,000    --            --              $8,732
Monroe W. Robertson,        1995      $130,241    --            --              $5,300 (/3/)
 Senior Vice President
  and Corporate Secretary   1994      $115,000    --            --              $4,662
                            1993      $115,000    --          150,000           $4,600

- --------
(/1/)Includes amounts earned but deferred at the election of the officer.

(/2/)Includes the Company's matching contribution of $6,208 pursuant to the Company's 401(k) plan in which all employees are eligible to participate and the one-year term cost of life insurance provided for the Chief Executive Officer in the amount of $1,669.

(/3/)Includes the Company's matching contribution of $5,300 pursuant to the Company's 401(k) plan in which all employees are eligible to participate.

                          AGGREGATED OPTION EXERCISES
                            IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES



                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                      NUMBER OF                 UNDERLYING UNEXERCISED                 IN-THE-MONEY
                       SHARES                 OPTIONS AT FISCAL YEAR END       OPTIONS AT FISCAL YEAR END(/3/)
                     ACQUIRED ON  VALUE     ------------------------------   -------------------------------
       NAME           EXERCISE   REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
       ----          ----------- --------   -------------   --------------   -------------    --------------
F. H. Merelli            --        --         500,000(/1/)         --        $  1,250,000              --
Monroe W. Robertson      --        --         100,000(/2/)      50,000       $    300,000     $    150,000

- --------
(/1/)Options were granted September 1, 1992, and vested at a rate of one-third per year over three years. These options were not granted under the Company's 1992 Stock Option Plan.

(/2/)Options were granted on January 4, 1993, and vested at a rate of one-third per year over three years. These options were granted under the Company's 1992 Stock Option Plan.

(/3/)Amount represents the $5.50 closing price of the Company's common stock on December 29, 1995, on The Nasdaq National Market, less the exercise price multiplied by the number of exercisable/unexercisable stock options at December 31, 1995, that had an exercise price less than the market value at that date.

DIRECTOR COMPENSATION

   The Company's current non-employee directors receive no compensation for their affiliation with the Company other than the stock options granted under the 1992 Stock Option Plan for Non-Employee Directors. Both Messrs. Dietler and Moylan were granted stock options for 45,000 shares on December 9, 1992, at an exercise price of $2.875 per share. One-third of these options vested December 9, 1993, one-third vested December 9, 1994, and one-third vested December 9, 1995. The directors are also reimbursed for out-of-pocket expenses relating to their attendance at board of director meetings.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

   The Company entered into an employment agreement with Mr. Merelli pursuant to which he agreed to serve in his present capacity for an indefinite term. The employment agreement provides that Mr. Merelli shall receive a base annual salary of $150,000. The base salary may be increased (but not decreased) by the compensation committee of the board of directors.

   In addition to the base salary, the employment agreement provides for the grant to Mr. Merelli of a stock option covering 500,000 shares of the Company's common stock and also provides that Mr. Merelli shall be eligible for incentive bonuses under any incentive program for executives of the Company which is adopted by the board of directors. No incentive bonus program has been adopted as of the date of this Proxy Statement.

   The employment agreement further provides that in the event of termination of his employment by the Company without cause or by reason of death or disability, Mr. Merelli or his estate shall receive his then-current monthly salary for a period of 24 months. The Company is also obligated to maintain insurance on the life of Mr. Merelli in the amount of $500,000. The stock option agreement with Mr. Merelli provides that upon a change in control of the Company, all of Mr. Merelli's outstanding options will be immediately vested. Mr. Merelli is a participant in the Key Production Company, Inc. Income Continuance Plan which provides for the continuation of salary and benefits for certain employees in the event of a change in control of the Company. Any benefits paid to Mr. Merelli pursuant to this plan would be in lieu of, and not in addition to, any payments made pursuant to his employment agreement.

   The Company entered into an employment agreement with Monroe W. Robertson in which he agreed to serve in his present capacity for an indefinite term. The agreement provides that Mr. Robertson shall receive a base annual salary of $115,000. The base salary may be increased (but not decreased) by the compensation committee of the board of directors. Mr. Robertson is also eligible to receive incentive bonuses under any incentive program for executives of the Company which may be adopted by the board of directors.

   The agreement also provides that if Mr. Robertson's employment is terminated without cause or by reason of his death or disability, Mr. Robertson or his estate shall receive his then-current monthly salary for a period of 24 months. The stock option agreement with Mr. Robertson provides that upon a change in control of the Company, all of Mr. Robertson's outstanding options will be immediately vested. Mr. Robertson is a participant in the Key Production Company, Inc. Income Continuance Plan which provides for the continuation of salary and benefits for certain employees in the event of a change in control of the Company. Any benefits paid to Mr. Robertson pursuant to this plan would be in lieu of, and not in addition to, any payments made pursuant to his employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Neither Mr. Moylan nor Mr. Dietler, the members of the compensation committee, was at any time during fiscal year 1995 or any preceding fiscal year an officer or employee of the Company or any of its subsidiaries. During fiscal year 1995, no executive officer of Key served as a director or member of a compensation (or similarly empowered) committee for any entity whose executive officer or officers served on Key's compensation committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's compensation committee is composed of its outside, non-employee directors. The compensation committee considers and establishes compensation guidelines and administers the Company's 1992 Stock Option Plan. It also specifically sets salary and benefit levels for senior management, including the Chief Executive Officer and the Named Executive Officer, subject to the terms of existing employment agreements. The Company's compensation committee furnished the following report on the Company's executive compensation policies and programs for inclusion in this proxy statement:

   The overall policy of the Company's executive compensation program is to attract, retain and reward executives who are capable of leading the Company in achieving its business objectives in a competitive industry. The executive compensation program consists primarily of base salary and stock options, although executives also receive benefits typically offered to corporate executives. The benefit package offered to executive officers for the Company is substantially the same as that for all employees for medical, dental, life and disability insurance although the Company provides a $500,000 life insurance policy for Mr. Merelli pursuant to his employment agreement.

   In keeping with this overall policy, the compensation committee emphasizes the grant of equity interests in the Company. In this way, overall compensation is directly related to the performance of the Company and its stock price through the grant of stock options and other performance based compensation, rather than high base salaries.

   In making decisions regarding base salaries during 1995, the committee examined data from a 1994 survey prepared by a reputable consulting organization. The companies analyzed in the survey consisted of approximately 40 companies engaged in the oil and gas industry. The committee believes the surveyed companies are a reflection of the size and type of companies that comprise the Dow Jones Oil--Secondary Index. The committee reviewed the compensation and benefits of executives who hold positions of similar overall responsibility for those companies included in the survey which most closely approximated the size of the Company. Based on this data, the 1994 base salaries of executives of the Company are at or below the median level for companies of comparable size engaged in similar business. This result is in keeping with the Committee's current philosophy that the non-variable portion of any executive officer's pay should be relatively modest.

   No grants of stock options under the Company's 1992 Stock Option Plan were made in 1995. All stock options granted under the 1992 Plan have an exercise price equal to the fair market value of the Company's common stock on the grant date and vest over three years. Options granted to executives benefit the executive only if shareholders also benefit from appreciating stock prices.

   The executive officers participate in the Company's 401(k) retirement savings plan, which consists of employee contributions and the Company's matching contribution of up to four percent of the employee's base salary. The Key Production Company, Inc. Income Continuance Plan provides for the continuation of salary and benefits for certain employees in the event of a change in control of the Company. Any payments made pursuant to this plan are in lieu of, and not in addition to, any payments made pursuant to employment agreements. Under the Company's non-qualified Deferred Compensation Plan, certain executive officers are entitled to defer an amount of income equal to the amount they would have been able to contribute to the Company's 401(k) plan, but are prohibited from doing so under Section 402(g) of the Internal Revenue Code of 1986. Participants may also elect to have up to 25 percent of their annual compensation and 75 percent of any bonus withheld and credited to the plan.

   Because the Company's compensation for its executives currently falls far below $1,000,000, the compensation committee does not have a policy regarding qualifying compensation paid to executive officers for deductibility under
Section 162(m) of the Internal Revenue Code. The committee will consider adopting such a policy if the need ever arises in the future.

   Mr. Merelli was hired in late 1992 as the chairman, chief executive officer and president of the Company. Since that time, the strategic direction of the Company has significantly changed under his leadership. The annual compensation paid to Mr. Merelli in 1995 consisted primarily of base salary. Mr. Merelli's original base salary was determined as a result of his past performance as a leader in the oil and gas industry and the expectation of his future contributions to the success of the Company. No stock option awards have been granted and no increase has been made to his base salary since his hiring in 1992. In 1995, Mr. Merelli received a matching contribution pursuant to the Company's 401(k) plan and the Company paid the premium for a term life insurance policy it provides for him. These two components of Mr. Merelli's compensation are not based upon performance. The compensation committee believes that Mr. Merelli's base salary is conservative for the chairman of the board, president and chief executive officer for a corporation of the Company's size, being significantly below the median levels of the relevant survey group. At this time, the committee prefers to maintain this position and emphasize compensation elements sensitive to Company performance. Mr. Merelli's compensation is inherently tied to the performance of the Company because of the emphasis on option grants. In the view of the committee, Mr. Merelli's accomplishments contribute significantly to the long-term value of the Company.

                                          Respectfully submitted,

                                          Cortlandt S. Dietler
                                          Timothy J. Moylan

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on Key Production Company, Inc. common stock, over a five-year period commencing December 31, 1990, to that of Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oil Stock Index. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The performance graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts and is not to be deemed to be soliciting material.

                             [GRAPH APPEARS HERE]

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(/1/)
            AMONG KEY PRODUCTION COMPANY, INC., THE S & P 500 INDEX
                     AND THE DOW JONES SECONDARY OIL INDEX

                       1990         1991         1992         1993         1994         1995
                       ----         ----         ----         ----         ----         ----
        KPCI           100          116           88          101          163          194
        S&P 500        100          130          140          155          157          215
        DJ OIL 2D      100           98           99          110          106          123

- --------
(/1/)$100 invested on December 31, 1990, in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

                             CERTAIN TRANSACTIONS

   The Company entered into an Agreement and Plan of Merger dated December 21, 1996 (the "Merger Agreement") pursuant to which Brock Exploration Corporation became a wholly-owned subsidiary of Key effective March 28, 1996 ("the effective time"). BankOne, Trustee of the Lawrence E. Brock, Jr. and Lorena Rowan Brock Irrevocable Trust, owner of more than five percent of the Company's outstanding stock, is granted registration rights under the Securities Act of 1933 with respect to the Key common stock received by it in the merger for a period of two years from the effective time. Mr. and Mrs. Brock are the trust beneficiaries of this trust.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP (formerly known as Arthur Andersen & Co.) has served as the Company's independent accountants since 1988, the year of the Company's incorporation, and has been selected to continue in that capacity in 1996. A representative of Arthur Andersen LLP will be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

   Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. If a stockholder wishes to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission, it must be received by the corporate secretary (at Suite 2050, One Norwest Center, 1700 Lincoln Street, Denver, Colorado 80203-4520) on or before December 31, 1996.

                      EXPENSE AND MANNER OF SOLICITATION

   In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers, and regular employees of the Company who will not receive compensation for their soliciting activities. Brokers and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has retained Corporate Investor Communications, Inc. to assist in soliciting proxies from brokers, bank nominees and other institutional holders for a fee not to exceed $4,000 plus expenses. The Company will bear all of the costs of the solicitation.

                                OTHER BUSINESS

   All items of business to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgement.

                                          By order of the Board of Directors

                                          KEY PRODUCTION COMPANY, INC.

                                 [SIGNATURE OF MONROE W. ROBERTSON APPEARS HERE]
                                          Monroe W. Robertson
                                          Senior Vice President and Secretary

NOTE: Stockholders are urged to sign, date and promptly return the enclosed proxy card in the postage-paid enclosed envelope provided.

   SHAREHOLDERS INTERESTED IN OBTAINING, WITHOUT COST, COPIES OF THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION MAY DO SO BY WRITING MONROE W. ROBERTSON, SENIOR VICE PRESIDENT AND SECRETARY, 1700 LINCOLN STREET, SUITE 2050, DENVER, COLORADO 80203-4520.

                                     PROXY

                         KEY PRODUCTION COMPANY, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints F. H. Merelli, Monroe W. Robertson and Cathy
L. Anderson as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote at the annual meeting of stockholders to be held June 20, 1996, or any adjournment thereof, all the shares of common stock of Key Production Company, Inc. held of record by the undersigned on April 24, 1996, as designated below.

1. ELECTION OF DIRECTORS--DIRECTOR NOMINEES:

               F. H. Merelli   Cortlandt S. Dietler   Timothy J. Moylan

   [_] FOR ALL NOMINEES LISTED ABOVE (except as indicated below)
   [_] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE ABOVE NOMINEES, WRITE THE NOMINEE'S NAME(S) ON THIS LINE:

- --------------------------------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   This proxy, when properly executed, will be voted in the manner directed by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, corporate officer or in any other representative capacity, sign name and title.

Dated:
      -----------------------------    ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       Signature if held jointly

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD USING THE ENCLOSED POSTAGE
                                       PAID ENVELOPE.